SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2013

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2013, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Integrated Electrical Services, Inc. (the “Company”) approved certain grants, consistent with the short-term incentive award program described in the Company’s proxy statement for its 2013 annual meeting of stockholders, of cash and phantom stock units (“PSUs”) pursuant to the Company’s 2006 Equity Incentive Plan (as Amended and Restated). The Committee granted an award in the amount of $160,000 to Chief Executive Officer and President James M. Lindstrom and awards in the amount of $80,000 to each of Senior Vice President and Chief Financial Officer Robert W. Lewey and Senior Vice President, General Counsel and Secretary Gail Makode. Pursuant to the terms of the awards, each recipient was required to elect to receive at least 50% of the value of his or her award in the form of PSUs. Messrs. Lindstrom and Lewey and Mrs. Makode elected to receive 65%, 60% and 100%, respectively, of their awards in the form of PSUs. Payment of the PSUs was made in the form of an equal amount of shares of the Company’s common stock that vested on September 25, 2013.

The foregoing description of the awards is qualified in its entirety by reference to the form of the award, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 10.1	Form of Phantom Stock Unit Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: September 26, 2013	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Phantom Stock Unit Award.